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                                                                   EXHIBIT 10.57

                        EXECUTIVE PARTICIPATION AGREEMENT
                     TO THE SOURCE INTERLINK COMPANIES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS EXECUTIVE PARTICIPATION AGREEMENT to the Source Interlink Companies, Inc. Supplemental Executive Retirement Plan (hereinafter referred to as the "Participation Agreement") is entered into effective the 1st day of March, 2005, by and between SOURCE INTERLINK COMPANIES, INC. (hereinafter referred to as the "Corporation") and JAMES R. GILLIS (hereinafter referred to as the "Executive"), or hereinafter collectively referred to as "the Parties".

                                   WITNESSETH:

WHEREAS, Executive has given faithful service to the Corporation and is a valued employee of the Corporation and the Corporation desires to encourage the Executive to remain an employee of the Corporation;

WHEREAS, the Corporation has established the Source Interlink Companies, Inc. Supplemental Executive Retirement Plan, effective March 1, 2005, in which said Plan is incorporated herein and made an integral part of this Participation Agreement, to provide Executives with benefits upon their retirement;

WHEREAS, the basic terms and conditions of the Plan were reviewed and approved by the Compensation Committee of the Board of Directors of the Corporation and the Committee duly adopted the Plan by written consent in lieu of a meeting dated February 28, 2005;

WHEREAS, the Board of Directors believes it is in the best interest of the Corporation to enter into this Participation Agreement to assure the Executive's continuing service to the Corporation and to ensure that the retirement benefit expectations of the Executive will be satisfied and are competitive with those of other corporations;

WHEREAS, in order to accomplish all of the above objectives, the Board of Directors has authorized the Corporation to enter into this Participation Agreement; and

WHEREAS, Executive has accepted the invitation of the Corporation to participate in the Plan commencing on the effective date of this Participation Agreement, as evidenced by the Executive's execution of this Participation Agreement; and

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other valuable consideration the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

1. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Source Interlink Companies, Inc. Supplemental Executive Retirement Plan (hereinafter referred to as the "Plan"), effective March 1, 2005, was approved by a majority of the members of the Compensation

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Committee of the Board of Directors of the Corporation by written consent in lieu of a meeting dated February 28, 2005. The basic terms and conditions of the Plan are an integral part of this Participation Agreement and are hereby incorporated into this Participation Agreement and made a part of this Participation Agreement. Any and all provisions of the Plan shall govern and be relied upon in relation to this Participation Agreement.

2. CERTAIN DEFINITIONS. As used in this Agreement, the term "Year of Service" means each Year (up to a maximum of 15 Years), commencing on November 1, 2004, during which the Executive is actively and continuously employed by the Corporation on a full-time basis (up to age 65). All other capitalized terms used within this Participation Agreement shall have the meaning as defined and used under the Plan.

3. RETIREMENT BENEFIT.

(a) In recognition of the Executive's role in building the Company and in light of his age relative to other younger Plan Participants, Executive is entitled to receive his full benefit paid, without discount, immediately upon Resignation based on a specific schedule of Plan participation as follows:

     (i)  25% of AATYB payable immediately after five (5) Years of Service;

     (ii) 30% of AATYB payable immediately after six (6) Years of Service;

     (iii) 35% of AATYB payable immediately after seven (7) Years of Service;

     (iv) 40% of AATYB payable immediately after eight (8) Years of Service;

     (v)  45% of AATYB payable immediately after nine (9) Years of Service;

     (vi) 50% of AATYB payable immediately after ten (10) Years of Service;

     (vii) 55% of AATYB payable immediately after eleven (11) Years of Service;

     (viii) 60% of AATYB payable immediately after twelve (12) Years of Service;

     (ix) 65% of AATYB payable immediately after thirteen (13) Years of Service;

     (x)  70% of AATYB payable immediately after fourteen (14) Years of Service;
          or

     (xi) 75% of AATYB payable immediately after fifteen (15) Years of Service.

(b) The maximum payout to the Executive is equal to 75% of AATYB.


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4. TERMINATION BENEFIT.

(a) Upon Termination for Cause, the right of Executive to benefits under the Plan shall be extinguished and no benefits shall be paid to the Executive.

(b) Upon the Termination of Employment other than in connection with death or a Termination for Cause, Executive's Years of Service shall be deemed to be equal to the greater of five (5) Years or that number of Years of Service otherwise accrued by Executive and Executive shall receive benefits under the Plan in accordance with Section 3 of this Participation Agreement.

5. DISABILITY. If the Executive is determined to be under a Disability, the Corporation shall pay to the Executive a Retirement Benefit as calculated under
Section 3 above, but with the following adjustments:

(a) 5% of AATYB payable immediately after one (1) Year of Service;

(b) 10% of AATYB payable immediately two (2) Years of Service;

(c) 15% of AATYB payable immediately three (3) Years of Service; or

(d) 20% of AATYB payable immediately four (4) Years of Service.

6. CHANGE OF CONTROL. In the event of a Change of Control while the Plan and this Participation Agreement remain in effect, there shall be no increase or acceleration of benefits. At any time before the first anniversary of the Change of Control the Executive's employment is terminated for reasons other than for cause, death or Disability, the Corporation shall pay to the Executive a benefit under the Plan in accordance with Section 4(b) of this Participation Agreement.

7. RESTRICTION AND NON-COMPETITION. For so long as the Executive shall have a right to receive or is receiving benefits under the Plan, Executive agrees to continue to observe all provisions under the Executive's Employment Agreement relating to restrictions on the Executive's competitive activities without regard to any time limit on the restrictions.

8. SOURCE OF PAYMENTS. Executive and any other person or persons having or claiming a right to payments hereunder or to any interest in this Participation Agreement or under the Plan shall rely solely on the unsecured promise of Corporation set forth herein and under the Plan, and nothing in this Participation Agreement or the Plan shall be construed to give the Executive or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by Corporation or in which it may have any right, title or interest now or in the future, but the Executive shall have the right to enforce his claim against the Corporation in the same manner as any unsecured creditor.


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9. AMENDMENT. This Agreement may be amended at any time or from time to time by written agreement of the Parties.

10. ASSIGNMENT. Neither the Executive nor any other person entitled to payments under this Participation Agreement or the Plan shall have power to transfer, assign, anticipate, mortgage or otherwise encumber in advance any of such payments, nor shall such payments be subject to seizure for the payment of public or private debts, judgments, alimony or separate maintenance, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

11. BINDING EFFECT. This Participation Agreement, along with the terms and conditions of the Plan which is an integral part of this Participation Agreement, shall be binding upon the Parties hereto, their heirs, executors, administrators, successors and assigns.

12. ENTIRE AGREEMENT. The rights and duties as outlined in this Participation Agreement and the Plan shall represent the entire agreement between the Executive and the Corporation as to any benefits which the Executive may become eligible for under this Participation Agreement and the Plan and nothing contained in the Plan or in this Participation Agreement shall alter, limit or otherwise affect the rights and obligations of the Corporation and the Executive under any Employment Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Participation Agreement as of the date first above written.

                                        SOURCE INTERLINK COMPANIES, INC.


                                        By /s/ S. Leslie Flegel
                                           -------------------------------------
                                        Name S. Leslie Flegel
                                        Title Chairman & Chief Executive Officer


                                        EXECUTIVE


                                        /s/ James R. Gillis
                                        ----------------------------------------
                                        JAMES R. GILLIS

     To record the approval of the foregoing Agreement by a majority of the members of the Compensation Committee of the Board of Directors of the Corporation, the following Chairman has hereunto set his hand and seal.


/s/ Aron S. Katzman
-------------------------------------
Aron S. Katzman, Chairman
Compensation Committee


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